[English Translation]

Party A: Beijing Xin Ao Concrete Co., Ltd.
Party B: Xi’an University of Architecture and Technology

Contract about cooperating in building
“Beijing Xin Ao Concrete Co., Ltd. Technology Center”

Beijing Xin Ao Concrete Co., Ltd. (The “Party A”) is a famous private concrete enterprise. Xi’an University of Architecture and Technology (The “Party B”) is the original Ministry of The Metallurgical Industry’s important university, also one of the big eight architecture and material schools. It has strength on architecture materials’ researching and developing. After one year’s cooperating, both of the two parties have good relationship in the facets of personnel training, scientific research and technology promotion.
For the sake of exerting both parties’ respective advantage and developing together, through a long time of negotiations, deciding to build “Beijing Xin’ao Concrete Co .Ltd Technology Center”( The “ Technology Center”), entering into an agreement including:
Term 1	The character and tenet of the technology center
Item 1
The technology center is built by both parties and the technological development entity which is self-financing, independent operation and focusing on Party A’s technology improving and strategy developing.

Item 2
The center will meet actual need of the Party A’s strategy development and product operation, actively carrying through Scientific research, technology development, engineering design and personnel training according to annual plan and single scientific research or design contract.

Item 3	The technology center is following the International development of concrete, meanwhile pushing the Party A’s progress and making it to be top in china.
Term 2	Management system and property rights relationship
Item 4	The technology center is built by both parties and is the independent entity which has the operation mode of self developing.
Item 5
The technology center implements the system of the Center director be responsible for under management committee which consisted by five person, two of them are assigned by Party A and three are assigned by Party B. The director is from Party A and in charge of convening Management Committee regular meeting.

Item 6
The responsibilities of Management Committee are engaging Director, proposing and discussing annual plan, listening to and review the Director’s midterm and annual work report and budget and final accounts for scientific research, Discussing and adopting major research project and choosing the deputy director, chief engineer, and other candidates nominated by the Director.

Item 7	The Director’s major job are reviewing any import decision, daily work and nominating candidates.
Item 8	The technology center has an expert consult commission.
Item 9	The technology center receives instructions from Party A’s Board on business, achieving any target payable.
Item 10	The technology center locates at Engineering Building of Xi’an University of Architecture and Technology and has a branch at the main factory of Beijing Xin’ao Concrete Co .Ltd.
Item 11	The technology center and the branch provide working place and room and board for each other.
Item 12	Party A invests ¥ 300,000 in the technology center for its daily management. Other fees’ expenditure are negotiated by both parties.
Term 3	The mission of the technology center
Item 13	The technology center’s major jobs are following:
•	The research of Party A’s development way, the modern enterprise management and marketing strategies;
•	Party A’s adjustment of product structure, optimizing product performance and the development of new products research;
•	Party A’s technological advances, new techniques and new technology development and application;
•	Technical and academic exchanges and seminars;
•	Continuative education of Party A’s high level management and training of different level technical personnel;
•	Other research projects of Party A.

Term 4	Security operation system
For the healthy development of the technology center and ensuring the contribution to Party A, establishing the following:

Item 14	The technology center management committee sets up regular system, seriously fulfill the duties of management committee.
Item 15	The Director holds a meeting at the last week monthly.
Item 16	Consult Committee holds a meeting every two year, discussing the important things.
Item 17	After one year’s operation, amending this contact for the technology center’s better development.

Term 5	Others
Item 18	The contract is a framework agreement, any outstanding issue is resolved bilateral friendly through consultations and, if necessary, by mutual agreement can be signed - Filling the agreement.
Item 19	The effective term of this contract is 10 years.

Item 20	This contract has six copies and to be effective after signature and seal.

Party A: Beijing Xin Ao	Party B: Xi’an University of
Concrete Co., Ltd.	Architecture and Technology

Principal:	Principal:
Signed	Signed

Date: June 10, 2007	Date: June 10, 2007